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                                                                    EXHIBIT 23.3





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 filed on or about December 27, 2006 of Akamai Technologies, Inc. of our report dated September 29, 2004, except for
Note 11, which is as of October 14, 2004, relating to the financial statements of Speedera Networks, Inc., which appears in the Amendment No. 1 to the report on Form 8-K of Akamai Technologies, Inc. dated August 26, 2005.



/s/ BDO SEIDMAN, LLP

San Francisco, California
December 27, 2006